Exhibit 10.2

SUPPORT.COM,  INC.

2014 INDUCEMENT AWARD PLAN

TABLE OF CONTENTS
Page

SECTION 1	BACKGROUND AND PURPOSE	1

1.1	Background and Effective Date	1

1.2	Purpose of the Plan	1

SECTION 2	DEFINITIONS	1

SECTION 3	ADMINISTRATION	5

3.1	The Committee	5

3.2	Authority of the Committee	5

3.3	Delegation by the Committee	5

3.4	Decisions Binding	5

3.5	Restrictions and Legends	5

SECTION 4	SHARES SUBJECT TO THE PLAN	5

4.1	Number of Shares	5

4.2	Lapsed Awards	5

SECTION 5	STOCK OPTIONS	6

5.1	Grant of Options	6

5.2	Award Agreement	6

5.3	Exercise Price	7

5.3.1	Nonqualified Stock Options	7

5.4	Expiration of Options	7

5.4.1	Expiration Dates	7

5.4.2	Death of Participant	7

5.4.3	Committee Discretion	7

5.5	Exercisability of Options	7

5.6	Payment	7

SECTION 6	RESTRICTED STOCK	7

6.1	Grant of Restricted Stock	7

6.2	Restricted Stock Agreement	8

6.3	Other Restrictions	8

6.3.1	General Restrictions	8

6.4	Voting Rights	8

6.5	Dividends and Other Distributions	8

SECTION 7	RESTRICTED STOCK UNITS	8

7.1	Grant of RSUs	8

7.2	RSU Agreement	8

SECTION 8	GENERAL PROVISIONS	9

8.1	Deferrals	9

8.2	No Effect on Employment or Service	9

8.3	Participation	9

8.4	Successors	9

8.5	Beneficiary Designations	9

8.6	Limited Transferability of Awards	9

8.7	No Rights as Stockholder	10

8.8	Leaves of Absence	10

8.8.1	Statutory Leave of Absence	10

8.8.2	Approved Personal Leave of Absence	10

SECTION 9	AMENDMENT, TERMINATION, AND DURATION	10

9.1	Amendment, Suspension, or Termination	10

9.2	Duration of the Plan	10

SECTION 10	TAX WITHHOLDING	10

10.1	Withholding Requirements	10

10.2	Withholding Arrangements	11

SECTION 11	LEGAL CONSTRUCTION	11

11.1	Gender and Number	11

11.2	Severability	11

11.3	Requirements of Law	11

11.4	Securities Law Compliance	11

11.5	Code Section 409A	11

11.6	Governing Law	11

11.7	Captions	11

SUPPORT.COM, INC.

INDUCEMENT AWARD PLAN

SECTION 1 BACKGROUND AND PURPOSE.

1.1 Background and Effective Date.  The Plan permits the grant of Nonqualified Stock Options, Restricted Stock, and Restricted Stock Units. The Plan is effective as of its adoption by the Board (the "Effective Date").

1.2 Purpose of the Plan.  The Plan is intended to provide an inducement material to individuals entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

SECTION 2 DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.3 "Award" means, individually or collectively, a grant of Nonqualified Stock Options, Restricted Stock or RSUs pursuant to the Plan.

2.4 "Award Agreement" means the written agreement, notice, or other instrument or document setting forth the terms and conditions applicable to each Award granted pursuant to the Plan.

2.5 "Board" means the Board of Directors of the Company.

2.6 "Cause" shall have the meaning set forth in the Participant's employment or other agreement with the Company or any Subsidiary provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall have the meaning set forth in the applicable Award Agreement.

2.7 "Change of Control" means the occurrence of either of the following events:

(i)           A change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A)           Had been directors of the Company twenty-four (24) months prior to such change; or

(B)           Were elected, or nominated for election, to the Directors with the affirmative votes of at least a majority of the directors who had been directors of the Company twenty-four (24) months prior to such change and who were still in office at the time of the election or nomination; or

(ii)           Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) who, by the acquisition or aggregation of securities, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company.  For purposes of this Subsection (ii), the term “person” shall not include an employee benefit plan maintained by the Company.

2.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any successor legislation or regulation amending, supplementing or superseding such section or regulation.

2.9 "Committee" means the Compensation Committee of the Board or a subcommittee thereof or such other committee as may be designated by the Board to administer the Plan.

2.10 "Company" means Support.com, Inc., a Delaware corporation, or any successor thereto.

2.11 "Consultant" means any consultant, independent contractor, advisor, or other person who provides services to the Company, its Subsidiaries or Affiliates, but who is neither an Employee nor a Director.

2.12 "Director" means any individual who is a member of the Board of Directors of the Company.

2.13 "Disability" means a permanent disability in accordance with a policy or policies established by the Company from time to time.

2.14 "Employee" means any employee of the Company or of a Subsidiary, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.15 "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.16 "Fair Market Value" means the closing per share selling price for Shares for the date of grant on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the Shares are not listed for trading on a national securities exchange, the fair market value of Shares shall be determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the award agreement, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.17 "Grant Date" means, with respect to an Award, the date that the Award was granted. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

2.18 "Incentive Stock Option" means a stock option to purchase Shares that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.19 "Nonqualified Stock Option" means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.20 "Option" means a Nonqualified Stock Option.

2.21 "Participant" means an Employee who receives an outstanding Award.

2.22 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 6, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee.

2.23 "Plan" means the Support.com, Inc. Inducement Award Plan, as set forth in this instrument and as hereafter amended from time to time.

2.24 "Restricted Stock" means an Award granted to a Participant pursuant to Section 6.

2.25 "Restricted Stock Unit" or "RSU" means an Award granted to a Participant pursuant to Section 7.

2.26 "Retirement" means, in the case of a Non-Employee Director or an Employee a Termination of Service occurring in accordance with a policy or policies established by the Company from time to time, provided, however that with respect to a Consultant, no Termination of Service shall be deemed to be on account of "Retirement."

2.27 "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.28 "Section 16 Person" means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.29 "Shares" means the shares of common stock of the Company, par value $0.0001 per share.

2.30 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.31 "Tax Obligations" means income tax and social insurance contribution, payroll tax, payment on account, or other tax-related withholding obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, national, state, foreign and local taxes (including the Participant's FICA obligation) that are required to be withheld by the Company or the employing Affiliate or Subsidiary, (b) the Participant's and, to the extent required by the Company (or the employing Affiliate or Subsidiary), the Company's (or the employing Affiliate or Subsidiary's) fringe benefit tax liability, if any, associated with the grant, vesting, exercise or sale of Shares, and (c) any other Company (or employing Affiliate or Subsidiary) taxes the responsibility for which the Participant has agreed to bear with respect to such Award (including the exercise thereof or issuance of Shares thereunder).

2.32 "Termination of Service" means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or a Subsidiary or Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous reemployment by the Company or a Subsidiary or Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or a Subsidiary or Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Subsidiary or Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or a Subsidiary or Affiliate; and (c) in the case of a Non-Employee Director, a cessation of the Director's service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board. For the purpose of administering the Plan, Termination of Service shall be deemed to occur when an Employee is no longer actively employed by the Company or a Subsidiary or Affiliate and will not be extended by any notice of termination period or leave period if the Employee is not actively rendering services during said period.

SECTION 3 ADMINISTRATION

3.1 The Committee.  The Plan shall be administered by the Committee.

3.2 Authority of the Committee.  It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules and guidelines for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules and guidelines. Notwithstanding the preceding, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Stockholders of the Company.

3.3 Delegation by the Committee.  The Committee, on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company. The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee, but only with respect to Participants who are not Section 16 Persons.

3.4 Decisions Binding.  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

3.5 Restrictions and Legends.  The Committee may impose such restrictions on any Shares delivered pursuant to the Plan as it may deem advisable, including, but not limited to, restrictions on transfer or restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

SECTION 4 SHARES SUBJECT TO THE PLAN

4.1 Number of Shares.  Subject to adjustment as provided in Section 4.3, the total number of Shares available for issuance under the Plan shall not exceed two million (2,000,000) Shares.  Each Share issued pursuant to an award other than Options shall reduce the aggregate Plan limit by 1.6 shares.  For the avoidance of doubt, such amounts do not include shares used in payment of the exercise price or shares used to satisfy tax withholding.

4.2 Lapsed Awards.  If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award or award under the Plan. Shares withheld in satisfaction of Tax Obligations pursuant to Section 10.2 as well as the Shares that represent payment of the Exercise Price shall cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award shall to the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment shall not result in a reduction of the number of Shares available for issuance under the Plan.

4.3           Adjustment.  The Committee shall make or provide for such adjustments (including acceleration) in the numbers of Shares covered by outstanding Options, Restricted Stock Units and, if applicable, in the number of Shares covered by other awards granted hereunder and in the Exercise Price as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event or in the event of a Change of Control, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.  In addition, for each Option with an Exercise Price greater than the consideration offered in connection with any such transaction or event or Change of Control, the Committee may in its sole discretion elect to cancel such Option without any payment to the person holding such Option.  The Committee shall also make or provide for such adjustments in the numbers of Shares specified in Section 4.1 as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section.

SECTION 5 STOCK OPTIONS

5.1 Grant of Options.  An Option represents the right to purchase a Share at an Exercise Price. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as determined by the Committee; provided, however that an Employee may only qualify to be granted an Option so long as: (i) the Employee was not previously an Employee or Director, or the Employee is returning to employment of the Company following a bona-fide period of non-employment; and (ii) the grant of an Award is an inducement material to the Employee’s entering into employment with the Company.

5.2 Award Agreement.  All Options shall be evidenced by an Award Agreement that shall specify the Exercise Price, the date on which the Options will become exercisable, the expiration date of the Options, the number of Shares, any conditions to exercise the Options, and such other terms and conditions as the Committee shall determine.

5.3 Exercise Price.

5.3.1 Nonqualified Stock Options.  The Exercise Price shall be determined by the Committee, but shall be not less than one hundred percent (100%) of the Fair Market Value on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates.  Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement; or

(b) The expiration of ten (10) years from the Grant Date.

5.4.2 Death of Participant.  Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee may provide that his or her Options shall be exercisable for up to twelve (12) months after the date of death.

5.4.3 Committee Discretion.  Subject to the limits of Sections 5.4.1 and 5.4.2, the Committee (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option.

5.5 Exercisability of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine. After an Option is granted, the Committee may accelerate the exercisability of the Option.

5.6 Payment.  Options shall be exercised by the Participant giving notice and following such procedures as the Company (or its designee) may specify from time to time. Exercise of an Option also requires that the Participant make arrangements satisfactory to the Company for full payment of the Exercise Price for the Shares. All exercise notices shall be given in the form and manner specified by the Company from time to time.

The Exercise Price shall be payable to the Company in full (a) in cash or its equivalent, or (b) subject to the terms of the applicable Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (c) by any other means which the Committee determines to both provide legal consideration for the Shares and set forth in the applicable Award Agreement, and to be consistent with the purposes of the Plan.

SECTION 6 RESTRICTED STOCK

6.1 Grant of Restricted Stock.  Restricted Stock are Shares that are awarded to a Participant and that during the Restricted Period are forfeitable to the Company upon such conditions as set forth in the applicable Award Agreement. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees as the Committee shall determine; provided, however that an Employee may only qualify to be granted Shares of Restricted Stock so long as: (i) the Employee was not previously an Employee or Director, or the Employee is returning to employment of the Company following a bona-fide period of non-employment; and (ii) the grant of an Award is an inducement material to the Employee’s entering into employment with the Company.

6.2 Restricted Stock Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee shall determine. After an Award of Restricted Stock has been made, the Committee may waive all or any part of the applicable Period of Restriction.

6.3 Other Restrictions.  The Committee may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 6.3.

6.3.1 General Restrictions. The Committee may set restrictions based upon continued employment or service with the Company and its Subsidiaries, the achievement of specific performance objectives (Company-wide, departmental, or individual), applicable federal or state securities laws, or any other basis determined by the Committee.

6.4 Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

6.5 Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distribution shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement. The Company may require such dividends or other distributions be deposited with the Company until such time as the restrictions on transferability of the corresponding Shares of Restricted Stock lapse.

SECTION 7 RESTRICTED STOCK UNITS

7.1 Grant of RSUs.  Restricted Stock Units represent the right to receive Shares, cash, or both (as determined by the Committee) upon satisfaction of such conditions as set forth in the applicable Award agreement. Restricted Stock Units may be granted to Employees as shall be determined by the Committee; provided, however that an Employee may only qualify to be granted Restricted Stock Units so long as: (i) the Employee was not previously an Employee or Director, or the Employee is returning to employment of the Company following a bona-fide period of non-employment; and (ii) the grant of an Award is an inducement material to the Employee’s entering into employment with the Company.

7.2 RSU Agreement.  Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify any vesting conditions and/or performance objectives, the number of Restricted Stock Units granted, and such other terms and conditions as the Committee shall determine. After an Award of Restricted Stock Units has been granted, the Committee may waive any vesting or performance conditions. Except as provided in the applicable Award agreement, a Participant shall have with respect to such Restricted Stock Units none of the rights of a holder of Shares unless and until Shares are actually delivered in satisfaction of such Restricted Stock Units.

SECTION 8 GENERAL PROVISIONS

8.1 Deferrals.  The Committee may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee.

8.2 No Effect on Employment or Service.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant's employment or service at any time, with or without cause, subject to compliance with local law. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a Termination of Service.

8.3 Participation.  No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

8.4 Successors.  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

8.5 Beneficiary Designations.  If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

8.6 Limited Transferability of Awards.  No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, to a Participant's spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights or to the limited extent provided in this Section 8.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, if the Committee so permits, transfer an Award by bona fide gift and not for any consideration, to (i) a member or members of the Participant's immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant's immediate family, (iii) a partnership, limited liability company or other entity whose only partners or members are the Participant and/or member(s) of the Participant's immediate family, or (iv) a foundation in which the Participant and/or member(s) of the Participant's immediate family control the management of the foundation's assets. Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time.

8.7 No Rights as Stockholder.  Except to the limited extent provided in Sections 6.4 and 6.5, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

8.8 Leaves of Absence.  Unless otherwise expressly determined by the Committee or required by applicable law, vesting of Awards and/or any Shares issuable pursuant to an Award (or exercise thereof), will be treated as follows during a leave of absence of a Participant:

8.8.1 Statutory Leave of Absence. Vesting credit will continue during a leave of absence if the leave satisfies each of the following requirements: (a) the leave is approved by the Company, (b) the leave is mandated by applicable law, and (c) the Participant takes the leave in accordance with such law and complies with applicable Company leave policies (a leave meeting all such requirements being a "Statutory Leave of Absence").

8.8.2 Approved Personal Leave of Absence. Vesting credit will not continue (and instead will be tolled or suspended) during any leave of absence that is not a Statutory Leave of Absence (a "Personal Leave of Absence"). For purposes of clarification, a Participant will not be considered to have incurred a Termination of Service during any Company-approved Personal Leave of Absence so long as the Participant complies with applicable law and applicable Company leave policies.

SECTION 9 AMENDMENT, TERMINATION, AND DURATION

9.1 Amendment, Suspension, or Termination.  The Board may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

9.2 Duration of the Plan.  The Plan shall be effective as of the Effective Date, and, subject to Section 9.1, shall remain in effect until the 10-year anniversary of the Effective Date.

SECTION 10  TAX WITHHOLDING

10.1 Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, national, foreign, state, and local taxes (including the Participant's FICA, income tax, national insurance, social insurance, payment on account, payroll taxes or other tax-related withholding or similar insurance or tax obligations) required to be withheld with respect to such Award (or exercise thereof).

10.2 Withholding Arrangements.  The Committee, pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy his or her Tax Obligations, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted. The amount of the Tax Obligations shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, or, if applicable, the required minimum rate, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld or remitted, or by any other procedures set forth in the applicable Award Agreement.

SECTION 11  LEGAL CONSTRUCTION

11.1 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

11.2 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

11.3 Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

11.4 Securities Law Compliance.  With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

11.5 Code Section 409A.  Unless otherwise specifically determined by the Committee, the Committee shall comply with Code Section 409A in establishing the rules and procedures applicable to deferrals in accordance with Section 8.1 and taking or permitting such other actions under the terms of the Plan that otherwise would result in a deferral of compensation subject to Code Section 409A.

11.6 Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (with the exception of its conflict of laws provisions).

11.7 Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.